UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2010

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 NW Northrup Street

Suite 700

Portland, Oregon 97209

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2010, McCormick & Schmick’s Seafood Restaurant, Inc. issued a press release reporting financial results for the fiscal quarter ended June 26, 2010. The press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

In conjunction with the preparation of the condensed consolidated financial statements for the quarter ended June 26, 2010, the Company’s management identified an error in the accounting for discounted gift cards that resulted in an overstatement of revenue and understatement of gift card liabilities. As a result of the error, on July 28, 2010 the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s consolidated financial statements for the thirteen and thirty-nine week periods ended September 26, 2009 and the thirteen week period and fiscal year ended December 26, 2009 needed to be restated. The Company will file an amendment to its Quarterly Report for the period ended September 26, 2009 on Form 10-Q/A and an amendment to its Annual Report for the fiscal year ended December 26, 2009 on Form 10-K/A to restate its financial statements for these periods as soon as practicable.

In accordance with the Company’s revenue recognition policies, revenue from gift cards is recognized when the gift card is redeemed or the likelihood of the gift card being redeemed is determined to be remote (gift card breakage). The Company sells a portion of its gift cards at a discount to certain wholesale retailers and recognizes revenue based on the discounted amount at the time of redemption or breakage. Since the Company began selling discounted gift cards, it has not accounted for discounted gift card breakage properly. The Company erroneously recognized gift card breakage revenues related to the discounted cards at the full face value of the card, rather than at the discounted amount. This error was not material for any period other than those that the Company will restate; the impact on the consolidated financial statements for the thirteen week period ended March 27, 2010 was insignificant. The error resulted in revenues being overstated for the for the thirteen and thirty-nine week periods ended September 26, 2009 and for the thirteen week period and fiscal year ended December 26, 2009 by the amount of the discount. The error also affected income tax expense (benefit), net income (loss) and net income (loss) per share for these periods as well as certain balance sheet accounts as of September 26, 2009 and December 26, 2009. The error did not affect cash or previously reported total cash flows from operating or investing activities.

The following tables present the impact of the correction of the error on the consolidated statements of operations for the thirteen and thirty-nine week periods ended September 26, 2009 and for the thirteen week period and fiscal year ended December 26, 2009.

	Thirteen week period ended
(in thousands, except per share data)	September 26, 2009 As Reported	Adjustment	September 26, 2009 As Restated
Revenues	$86,312	$(328)	$85,984

Income before income taxes	$1,517	$(328)	$1,189
Income tax expense	206	(27)	179

Net income	$1,311	$(301)	$1,010

Basic and diluted net income per share	$0.09	$(0.02)	$0.07

Shares used in computing net income per share
Basic	14,785	14,785	14,785
Diluted	14,848	14,848	14,848

	Thirty-nine week period ended
(in thousands, except per share data)	September 26, 2009 As Reported	Adjustment	September 26, 2009 As Restated
Revenues	$270,948	$(328)	$270,620

Income before income taxes	$1,461	$(328)	$1,133
Income tax expense	105	(27)	78

Net income	$1,356	$(301)	$1,055

Basic and diluted net income per share	$0.09	$(0.02)	$0.07

Shares used in computing net income per share
Basic	14,764	14,764	14,764
Diluted	14,780	14,780	14,780

	Thirteen week period ended
(in thousands, except per share data)	December 26, 2009 As Reported	Adjustment	December 26, 2009 As Restated
Revenues	$89,181	$(594)	$88,587

Loss before income taxes	$(16,832)	$(594)	$(17,426)
Income tax benefit	(762)	(42)	(804)

Net loss	$(16,070)	$(552)	$(16,622)

Basic and diluted net loss per share	$(1.09)	$(0.03)	$(1.12)

Shares used in computing net loss per share	14,785	14,785	14,785

	Year ended
(in thousands, except per share data)	December 26, 2009 As Reported	Adjustment	December 26, 2009 As Restated
Revenues	$360,129	$(922)	$359,207

Loss before income taxes	$(15,371)	$(922)	$(16,293)
Income tax benefit	(656)	(70)	(726)

Net loss	$(14,715)	$(852)	$(15,567)

Basic and diluted net loss per share	$(1.00)	$(0.05)	$(1.05)

Shares used in computing net loss per share	14,771	14,771	14,771

In connection with identifying the error, management has reassessed the Company’s disclosure controls and procedures including its internal control over financial reporting and determined that a material weakness exists. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Management concluded that a key internal control, providing for the review of the gift card account reconciliation, was not properly designed or operating effectively. Specifically, the reconciliation of the gift card discount account was not designed to match breakage dates associated with the corresponding breakage income on discounted gift cards which affected the accuracy of the Company’s reported revenues and gift card liability. Additionally, the quality of the review conducted by the control operator was not effective. Consequently, the Company did not timely identify the gift card breakage error that first became material in the third quarter of fiscal year 2009.

Based on the above findings, management performed an in-depth review of all account reconciliations during the second quarter of fiscal year 2010 and believes that this material weakness does not impact other areas of the financial statements.

Remediation Plan

Management has taken immediate action to begin remediating the material weakness identified. First, the reconciliation of the gift card discount account has been redesigned to properly capture the breakage dates of discounted gift cards. Additionally, a more robust account analytic has been added to the monthly closing process to identify unusual trends in the gift card discount account. The Company has also strengthened the process of reviewing the account reconciliations and is in the process of hiring a new accounting manager with appropriate technical accounting knowledge. While certain changes have been made, the Company continues to actively plan for and implement additional control procedures. Management believes these enhancements to the Company’s system of internal controls will be adequate to provide reasonable assurance that the control objectives will be met.

Management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99.1.	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated August 3, 2010 regarding financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: August 3, 2010	By:	/s/ Michelle M. Lantow
	Name:	Michelle M. Lantow
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated August 3, 2010 regarding financial results.